UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 24, 2014 (October 20, 2014)

Tremor Video, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35982	20-5480343
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

53 West 23rd Street
New York, New York	10010
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 723-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                        Entry into a Material Definitive Agreement.

On October 20, 2014, Tremor Video, Inc., or the Company, and Silicon Valley Bank, or the Lender, entered into that certain Sixth Loan Modification Agreement, or the 6th Amendment, amending that certain Loan and Security Agreement dated as of June 7, 2007, as amended, or the Loan Agreement, which Loan Agreement has been previously filed with the Securities and Exchange Commission, or the Commission, as Exhibit 10.2 to the Company’s Registration Statement on Form S-1 filed with the Commission on May 23, 2013.

The 6th Amendment, among other items, (i) increases the Company’s revolving credit line from $25 million to $32.5 million, (ii) adds a letter of credit, foreign exchange and cash management facility in an aggregate amount of $2.5 million, (iii) reduces the Company’s interest rate from the Lender’s prime rate plus 0.5% to the Lender’s prime rate, (iv) increases the fee for unused capacity from 0.20% to 0.25% per year, (v) adjusts the quick ratio financial covenant from 1.5 to 1.0 to 1.25 to 1.0, and (vi) extends the maturity date to December 30, 2016.

The foregoing is a summary description of certain terms of the 6th Amendment, is not complete and is qualified in its entirety by reference to the text of the 6th Amendment, which is filed herewith as Exhibit 10.1 to this report and is incorporated herein by reference.

Item 2.03.                                        Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 hereby is incorporated into this Item 2.03 by reference.

Item 9.01.             Financial Statements and Exhibits.

(d)  Exhibits.

The Company hereby files the following exhibit:

10.1 Sixth Loan Modification Agreement, dated October 20, 2014, by and between Silicon Valley Bank and Tremor Video, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TREMOR VIDEO, INC.

Dated: October 24, 2014	By:	/S/ ADAM LICHSTEIN
Adam Lichstein
Senior Vice President, Chief Operating
Officer, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Sixth Loan Modification Agreement, dated October 20, 2014, by and between Silicon Valley Bank and Tremor Video, Inc.